Filed Pursuant to Rule 424(b)(3)

Registration No. 333-259554

PROSPECTUS

AEYE, INC.

Up to 68,139,193 Shares of Common Stock

Up to 166,666 Warrants

Up to 7,833,332 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to (i) the resale of 64,232,845 shares of Common Stock by certain of the selling security holders named in this prospectus (each a “Selling Securityholder” and collectively, the “Selling Securityholders”), (ii) the issuance by us and resale of 3,885,268 shares of Common Stock reserved for issuance upon the exercise of options to purchase Common Stock and 21,080 shares of Common Stock reserved for issuance upon the settlement of outstanding RSUs, and (iii) the issuance by us of up to 7,833,332 shares of Common Stock upon the exercise of outstanding warrants to purchase our common stock (the “Warrants”). This prospectus also relates to the resale of up to 166,666 of our outstanding Warrants (the “Private Placement Warrants”) originally issued in a private placement (the “Private Placement”) in connection with the initial public offering of CF Finance Acquisition Corp III, a Delaware corporation (“CF III”), by the holders thereof. We will not receive any proceeds from the sale by the Selling Securityholders of the securities offered by them described in this prospectus, although we will receive the proceeds from any exercise of any Warrants for cash.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of Common Stock or Warrants in the section entitled “Plan of Distribution.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Our Common Stock and Warrants are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “LIDR” and “LIDRW”, respectively. On October 10, 2022, the closing price of our Common Stock was $1.14 per share and the closing price of our Warrants was $0.189 per warrant.

We will bear all costs, expenses and fees in connection with the registration of the securities under this registration statement, except that the Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Common Stock or Warrants hereunder.

Our business and investment in our Common Stock and Warrants involve significant risks. These risks are described in the section titled “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 11, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. We will not receive any proceeds from the sale by the Selling Securityholders of the securities offered by them described in this prospectus, although we will receive the proceeds from any exercise of any Warrants for cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

On February 17, 2021, AEye Technologies, Inc., then known as AEye, Inc. (“AEye Technologies”), entered into the Agreement and Plan of Merger (the “Merger Agreement”) with CF Finance Acquisition Corp. III, a Delaware corporation (“CF III”), now known as AEye, Inc., and Meliora Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of CF III (“Merger Sub”). Based on CF III’s business activities, it was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On August 16, 2021 (the “Closing Date”), CF III closed the business combination (the “Merger,” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”) pursuant to the Merger Agreement, and Merger Sub was merged with and into AEye Technologies with AEye Technologies surviving the merger as a wholly owned subsidiary of CF III. On the Closing Date, and in connection with the closing of the Transactions (the “Closing”), CF III changed its name to AEye, Inc. Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our”, “AEye”, “Company”, and “post-combination entity” refer to AEye, Inc. and its subsidiaries following the consummation of the Merger or to AEye Technologies and its subsidiaries prior to the consummation of the Merger.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein speak only as of the date of this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein, as applicable. These forward-looking statements are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties and assumptions described under the section in this prospectus titled “Risk Factors.” These forward-looking statements are subject to numerous risks, including, without limitation, the following:

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•	our product development timeline and expected start of production;
•	the implementation, market acceptance and success of our business model;
•	our ability to scale in a cost-effective manner;
•	developments and projections relating to our competitors and industry;
•	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;
•	the effect of global events, such as the Russia’s invasion of Ukraine, on the U.S. and global economies, our business, our employees, results of operations, financial condition, demand for our products and partners’ businesses;
•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;
•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;
•	our future capital requirements and sources and uses of cash;
•	our ability to obtain funding for our operations;
•	our business, expansion plans and opportunities; and
•	the outcome of any known and unknown litigation and regulatory proceedings.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. Some of these risks and uncertainties may in the future be amplified by the COVID-19 pandemic. Additionally, new risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, the forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein may not prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

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You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 8 and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Common Stock or Warrants.

Overview

AEye is a provider of high-performance, active lidar systems technology for vehicle autonomy, advanced driver-assistance systems, (“ADAS”), and robotic vision applications. With a sophisticated workforce of leaders and researchers, AEye has developed an artificial intelligence technology that enables adaptive “intelligent sensing,” differentiating AEye in the marketplace from its competition. Our proprietary software-definable 4SightTM Intelligent Sensing Platform combines solid-state active lidar, an optionally fused low-light HD camera, and integrated deterministic artificial intelligence to capture more intelligent information with less data, enabling faster, more accurate, and more reliable perception of the surroundings.

AEye was founded in 2013 by Luis Dussan, AEye’s Chief Technology Officer, to create a deterministic AI-driven sensing system that performs better than the human eye and visual cortex. Mr. Dussan’s experience developing mission-critical targeting systems for fighter jets and ground troops on behalf of the U.S. military provided him with the background to develop a differentiated approach to visual sensing. While traditional sensing systems passively collect data, our active 4SightTM Intelligent Sensing Platform leverages principles from automated targeting systems and biomimicry to scan the environment, while intelligently focusing on what matters in order to enable safer, smarter, and faster decisions in complex scenarios. From its inception, AEye’s culture drew from esteemed scientists and electro-optics engineers from the National Aeronautics and Space Administration, or NASA, Lockheed Martin Corporation, Northrop Grumman Corporation, the U.S. Air Force, and the Defense Advanced Research Projects Agency, or DARPA, to create the highest performing sensing and perception system for the most challenging situations, ensuring the highest levels of safety for autonomous driving.

As a result, our adaptive lidar is designed to enable higher levels of autonomy and functionality — SAE Levels 2 through 5 — with the goal of optimizing performance, power, and reducing cost. Our 4SightTM Intelligent Sensing Platform is software-definable, and network-optimized, and leverages deterministic artificial intelligence at the edge. We have made substantial investments in our R&D processes and deliver value to our customers through a combination of sales and direct channels. We perform the majority of our R&D activities in our 56,549 square foot corporate headquarters in Dublin, California. Our modular design facilitates product hardware updates as technologies evolve, and its small size and modest heat dissipation enable very flexible placement options on the interior or exterior of a vehicle. 4Sight also leverages a common architecture to create application-specific products across the Automotive, Mobility and Industrial markets.

We expect to enable accelerated adoption of lidar across many markets and have partnered with leading Tier 1 automobile suppliers to achieve this mission. The main markets for lidar, including Automotive, Industrial, and Mobility, are projected to see significant growth in both the near and long term. We believe this expected growth will allow AEye to achieve greater market share as well as pursue specialization opportunities like highway autonomous driving applications that benefit from our products. We expect that lidar will be a required sensing solution across many end markets, and we intend to be the leading solutions provider in these spaces.

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Background

We were originally known as CF III. On August 16, 2021, CF III consummated the Merger with AEye Technologies pursuant to the Merger Agreement. In connection with the Closing of the Merger, CF III changed its name to AEye, Inc. The Merger was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, CF III was treated as the “accounting acquiree” and AEye Technologies as the “accounting acquirer” for financial reporting purposes.

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of CF III, Merger Sub, AEye Technologies or the holders of any of our or AEye Technologies’ securities:

•	Merger Sub merged with and into AEye Technologies, with AEye Technologies surviving as a wholly-owned subsidiary of the Company;

•	each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time was automatically converted into an equal number of shares of common stock of validly issued, fully paid and nonassessable shares of common stock of AEye Technologies, which shares constitute the only outstanding shares of capital stock of AEye Technologies held by us;

•	all issued and outstanding shares of AEye Technologies’ capital stock (other than shares held by us, CF Finance Holdings III, LLC (the “Sponsor”) or held in treasury) converted into an aggregate of 122,509,667 shares of Common Stock.

•	all shares of AEye Technologies’ capital stock held in treasury were canceled without any conversion thereof;

•	all of the outstanding options of AEye Technologies to acquire AEye Technologies’ common stock were assumed by the Company and converted into options to acquire an aggregate of 29,415,292 shares of Common Stock;

•	all of the outstanding restricted stock units (“RSUs”) of AEye Technologies to acquire AEye Technologies’ common stock were assumed by the Company and converted into RSUs to acquire an aggregate of 1,724,283 shares of Common Stock;

•	all of the 5,750,000 outstanding shares of CF III’s Class B common stock, par value $0.0001 per share, held by the Sponsor and the former independent directors of CF III converted into an aggregate of 5,750,000 shares of Common Stock;

•	all of the 500,000 private placement units held by the Sponsor were separated, pursuant to their terms, into 500,000 shares of Common Stock and 166,666 Warrants; and

•	all of the remaining outstanding Company units were separated, pursuant to their terms, into one share of Common Stock and one-third (1/3) of one Warrant (and CF III’s units ceased trading on Nasdaq).

In connection with the execution of the Merger Agreement, CF III entered into subscription agreements with certain parties subscribing for shares of CF III’s common stock, par value $0.0001 per share (“CF III Common Stock,” and such parties, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and CF III agreed to sell to the Subscribers, an aggregate of up to 22,500,000 shares of CF III Common Stock, for a purchase price of $10.00 per share and at an aggregate purchase price of up to $225 million. Immediately prior to the closing of the Merger, we issued and sold 22,000,000 shares of our Common Stock to the Subscribers for aggregate gross proceeds to us of $220 million (the “PIPE Investment”).

The rights of holders of our Common Stock and Warrants are governed by our Second Amended and Restated Certificate of Incorporation (the “Amended Charter”), our Amended and Restated Bylaws (the “Amended Bylaws”), and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Warrants, the Warrant Agreement, dated as of November 12, 2020, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”). See the section titled “Description of Our Securities.”

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Corporate Information

CF III was incorporated in the State of Delaware in March 2016 for the purpose of effecting a transaction such as the Merger and completed its initial public offering (the “IPO”) in November 2020. In August 2021, Merger Sub merged with and into AEye Technologies, with AEye Technologies surviving the merger as a wholly owned subsidiary of CF III. In connection with the Merger, we changed our name to AEye, Inc. Our principal executive offices are located at One Park Place, Suite 200, Dublin, CA 94568. Our telephone number is (925) 400-4366. Our website address is www.aeye.ai. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of our first fiscal year following the fifth anniversary of CF III’s IPO, (b) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates, or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

We are also a “smaller reporting company” as defined in the Securities and Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

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THE OFFERING

Shares of Common Stock offered by the Selling Securityholders (1)	68,139,193 shares

Shares of Common Stock outstanding (2)	160,800,188 shares (as of September 19, 2022).

Warrants offered by the Selling Securityholders	166,666 Warrants.

Shares of Common Stock underlying Warrants offered by the Selling Securityholders (3)	7,833,332 Warrants.

Exercise price per share pursuant to the Warrants	$11.50 per share, subject to adjustment as described herein.

Use of proceeds	We will not receive any proceeds from the sale of shares by the Selling Securityholders. We will receive the proceeds from any exercise of the Warrants for cash, which we intend to use for general corporate and working capital purposes. See “Use of Proceeds” on page 10 for additional information.

Risk factors	You should carefully read the “Risk Factors” beginning on page 8 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock or Warrants.

Nasdaq symbol for our Common Stock	“LIDR”

Nasdaq symbol for our Warrants	“LIDRW”

(1)	Since the original Effective Date of our Registration Statement, a certain number of shares of common stock registered hereunder have been sold. The total of 68,139,193 shares referenced throughout this filing has not been updated to reflect such sales.
(2)

The number of shares of Common Stock to be outstanding excludes:

•   26,152,793 shares of Common Stock issuable upon the exercise of outstanding options granted under 2014 Plan or the 2016 Plan, with a weighted-average exercise price of $0.49 per share;

•   10,733,388 shares of Common Stock available for future issuance under our 2021 Equity Incentive Plan;

•   11,840,360 shares of Common Stock underlying restricted stock units, or RSUs, granted pursuant to our 2016 Plan or 2021 Equity Incentive Plan; and

•   7,833,322 shares of Common Stock issuable upon the exercise of outstanding public and private placement warrants to purchase Common Stock, with an exercise price of $11.50 per share (out of a total of 7,833,332 warrants issued, of which 10 warrants have been exercised as of the date of this filing);

•   29,852,785 purchase shares we may sell to Tumim Stone under that certain Common Stock Purchase Agreement from time to time (out of a total of 30,562,785 purchase shares, of which 710,000 have been sold as of September 19, 2022);

•   30,367,892 shares of Common Stock issuable upon conversion of our senior secured convertible note due March 15, 2024 and 1,750,000 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock issued in connection therewith, with an exercise price of $3.50 per share.

(3)	Since the original Effective Date of our Registration Statement, a certain number of shares of common stock registered hereunder have been sold. The total of 68,139,193 shares referenced throughout this filing has not been updated to reflect such sales.

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RISK FACTORS

Investing in any of our securities involves significant risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Forward-Looking Statements,” you should carefully consider the specific risks set forth under the heading “Risk Factors” under Item 1A of Part I of our Annual Report on Form 10-K filed with the SEC, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference to this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or any documents incorporated by reference herein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. For more information, see “Where You Can Find More Information” and “Information Incorporated by Reference.”

Risks Related to Our Warrants

If we do not file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the Warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If we do not file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the Warrants at the time that holders wish to exercise such Warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of Common Stock that holders will receive upon exercise of the Warrants will be fewer than it would have been had such holder exercised its Warrant for cash. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their Warrants for cash if a current and effective prospectus relating to the Common Stock issuable upon exercise of the Warrants is available. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to file and maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are not able to do so, the potential “upside” of the holder’s investment in may be reduced or the Warrants may expire worthless.

There is no guarantee that the Warrants will ever be in the money, and they may expire worthless and the terms of Warrants may be amended.

The exercise price for the Warrants is $11.50 per share of Common Stock. There is no guarantee that the Warrants will ever be in the money prior to their expiration, and as such, the Warrants may expire worthless.

In addition, the Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Warrants to make any other change. Accordingly, we may amend the terms of the Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Warrants approve of such amendment. Although our ability to amend the terms of the Warrants with the consent of at least 50% of the then outstanding Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, shorten the exercise period or decrease the number of shares and their respective affiliates and associates have of Common Stock purchasable upon exercise of a Warrant.

Our Warrant Agreement designates the courts of the State of New York or the U.S. District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Warrants, which could limit the ability of Warrant holders to obtain a favorable judicial forum for disputes with us.

Our Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the U.S. District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States are the sole and exclusive forum.

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This choice-of-forum provision may limit a Warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board.

The Company has no obligation to net cash settle the Warrants.

In no event do we have any obligation to net cash settle the Warrants. Furthermore, there are no contractual penalties for failure to deliver securities to the holders of the Warrants upon exercise of the Warrants. Accordingly, the Warrants may expire worthless.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Common Stock or Warrants by the Selling Securityholders.

The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

We will receive the proceeds from any exercise of Warrants or options for cash. We intend to use the proceeds from any exercise of Warrants or options for cash for general corporate and working capital purposes.

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SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock and Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock and Warrants after the date of this prospectus.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Common Stock and Warrants that may be offered from time to time by each Selling Securityholder pursuant to this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Except as set forth below, the Selling Securityholders have registration rights set forth in their subscription agreements entered into concurrently with the execution of the Original Merger Agreement. We are obligated to file one or more registration statements to register the resales of shares by the Selling Securityholders who participated in the PIPE Investment. We and the investors have each provided indemnities to each other against certain losses resulting from such party’s material misstatements or omissions in any registration statement or prospectus.

Other than as described below or elsewhere in this prospectus, none of the Selling Securityholders has any material relationship with us or any of our predecessors or affiliates.

Up to 7,666,666 shares of Common Stock issuable upon exercise of the Public Warrants are not included in the table below, unless specifically indicated in the footnotes therein.

Information about the Selling Securityholders may change over time. Since August 16, 2021, a number of Selling Securityholders have exercised a certain number of warrants and/or sold a certain number of shares registered hereunder. The share information contained in the below table has not been updated to reflect such changes and such information is presented herein without giving to such exercises and/or sales, and is accurate as the date of August 16, 2021, the date of our original Prospectus, prior to any such exercises and/or sales.

	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
Names and Addresses	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage	Warrants	Percentage
ADB Holdings I LLC(1)	293,795	—	293,795	—	—	—	—	—
Arena Capital Fund,
LP - Series 4(2)	150,000	—	150,000	—	—	—	—	—
Arena Capital Fund,
LP - Series 6(2)	150,000	—	150,000	—	—	—	—	—
Arena Capital Fund,
LP - Series 9(2)	175,000	—	175,000	—	—	—	—	—
Arena Capital Fund,
LP - Series 14(2)	25,000	—	25,000	—	—	—	—	—
Aristeia Capital, L.L.C.(3)	700,000	—	700,000	—	—	—	—	—
Atman Fund II LP	200,000	—	200,000	—	—	—	—	—

11

	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
Names and Addresses	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage	Warrants	Percentage
BEMAP Master Fund Ltd.	129,461	—	129,461	—	—	—	—	—
Beryl Capital Partners II LP	167,735	—	167,735	—	—	—	—	—
Beryl Capital Partners LP	13,770	—	13,770	—	—	—	—	—
Blair LaCorte(4)(5)	4,482,507	—	4,482,507	—
Bespoke Alpha MAC MIM LP	16,760	—	16,760	—	—	—	—	—
Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV(6)	1,200,000	—	1,200,000	—	—	—	—	—
Blackwell Partners LLC—Series A(7)	275,000	—	275,000	—	—	—	—	—
Castle Hook Master Fund Ltd.(8)	1,000,000	—	1,000,000	—	—	—	—	—
CF Finance Holdings III, LLC(4)(9)	4,426,000	166,666	4,426,000	166,666	—	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd.(10)	575,814	—	500,000	—	75,814	*	—	—
Context Partners Master Fund, L.P.(11)	400,000	—	400,000	—	—	—	—	—
Continental Automotive Systems, Inc.	450,000	—	450,000	—	—	—	—	—
Cooper Road Acquisition, LLC(12)	100,832	—	100,832	—	—	—	—	—
Cooper Road, LLC(13)	838,378	—	838,378	—	—	—	—	—
Corbin Hedged Equity Fund LP	13,372	—	13,372	—	—	—	—	—
Dean Kehler	939,210	—	939,210	—	—	—	—	—
Dominant Capital Limited	400,000	—	400,000	—	—	—	—	—
DS Liquid Div RVA MON LLC	156,162	—	156,162	—	—	—	—	—
ECMC Group, Inc.(14)	900,000	—	900,000	—	—	—	—	—
Gain Global Co., Ltd.	625,000	—	625,000	—	—	—	—	—
General Motors Ventures LLC(15)	200,000	—	200,000	—	—	—	—	—
Grandwin Enterprises Limited(16)	100,000	—	100,000	—	—	—	—	—
HELLA Ventures LLC	200,000	—	200,000	—	—	—	—	—
Hillel Weinberger	104,579	—	104,579	—	—	—	—	—
Integrated Core Strategies (US) LLC(17)	800,000	205,755	800,000	205,755	—	—	205,755	*
Intel Capital Corporation	250,000	—	250,000	—	—	—	—	—
Jason Capone	104,579	—	104,579	—	—	—	—	—
Jordan Bloom	195,864	—	195,864	—	—	—	—	—
Kepos Alpha Master Fund L.P.(18)	400,000	—	400,000	—	—	—	—	—
KPCB Holdings, Inc., as nominee(4)(19)	16,300,697	—	16,300,697	—
LCT18 Investments, LLC	100,000	—	100,000	—	—	—	—	—
Leon Wagner	104,579	—	104,579	—	—	—	—	—
Linden Capital L.P.(20)	500,000	—	500,000	—	—	—	—	—
Lionhill Ventures Limited	40,000	—	40,000	—	—	—	—	—
Liu Lin	200,000	—	200,000	—	—	—	—	—
Long Wang	200,000	—	200,000	—	—	—	—	—

12

	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
Names and Addresses	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage	Warrants	Percentage
Luis Dussan(4)(21)	18,324,105	—	18,324,105	—
Lugard Road Capital Master Fund, LP(22)	394,039	—	394,039	—	—	—	—	—
Luxor Capital Partners Offshore Master Fund, LP(23)	1,991	—	1,991	—	—	—	—	—
Luxor Capital Partners, LP(24)	3,178	—	3,178	—	—	—	—	—
Luxor Wavefront, LP(25)	792	—	792	—	—	—	—	—
Magnetar Capital Master Fund Ltd.	25,000	—	25,000	—	—	—	—	—
Magnetar Constellation Fund II, Ltd.	50,000	—	50,000	—	—	—	—	—
Magnetar Constellation Master Fund, Ltd.	167,000	—	167,000	—	—	—	—	—
Magnetar Discovery Master Fund Ltd.	20,000	—	20,000	—	—	—	—	—
Magnetar Lake Credit Fund LLC	25,000	—	25,000	—	—	—	—	—
Magnetar Longhorn Fund LP	19,000	—	19,000	—	—	—	—	—
Magnetar SC Fund Ltd.	38,000	—	38,000	—	—	—	—	—
Magnetar Structured Credit Fund, LP	67,000	—	67,000	—	—	—	—	—
Magnetar Xing He Master Fund Ltd.	58,000	—	58,000	—	—	—	—	—
Marc Mazur	10,458	—	10,458	—	—	—	—	—
Maso Capital Investments Limited	100,000	—	100,000	—	—	—	—	—
Michael Maselli	391,726	—	391,726	—	—	—	—	—
Millais Limited	400,000	—	400,000	—	—	—	—	—
MMCAP International Inc. SPC(26)	400,000	—	400,000	—	—	—	—	—
MMF LT, LLC(27)	500,000	—	500,000	—	—	—	—	—
Monashee Pure Alpha SPV I LP	76,946	—	76,946	—	—	—	—	—
Monashee Solitario Fund LP	98,701	—	98,701	—	—	—	—	—
Noble Delight Enterprises Corp.	500,000	—	500,000	—	—	—	—	—
Norwich Assets Limited(28)	100,000	—	100,000	—	—	—	—	—
Patriot Capital Limited(29)	25,000	—	25,000	—	—	—	—	—
Pinehurst Partners LP	5,123	—	5,123	—	—	—	—	—
Polar Long/Short Master Fund	232,716	—	232,716	—	—	—	—	—
Polar Multi-Strategy Master Fund	167,284	—	167,284	—	—	—	—	—
Purpose Alternative Credit Fund - T LLC	8,000	—	8,000	—	—	—	—	—
Purpose Alternative Credit Fund Ltd.	23,000	—	23,000	—	—	—	—	—
Ratan Capital Master Fund Ltd.	300,000	—	300,000	—	—	—	—	—
Robert Brown(4)(30)	821,884	—	821,884	—
Saba Capital Master Fund III, L.P.	65,179	—	65,179	—	—	—	—	—

13

	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
Names and Addresses	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	Percentage	Warrants	Percentage
Saba Capital Master Fund, Ltd.	170,887	—	170,887	—	—	—	—	—
Saba II AIV LP	463,934	—	463,934	—	—	—	—	—
SFL SPV I LLC	21,970	—	21,970	—	—	—	—	—
Spring Creek Capital, LLC(31)	1,000,000	—	1,000,000	—	—	—	—	—
Star V Partners LLC	125,000	—	125,000	—	—	—	—	—
Stonehaven Ventures Limited(32)	60,000	—	60,000	—	—	—	—	—
SUBARU-SBI Innovation Fund	100,000	—	100,000	—	—	—	—	—
Taiwania Capital Buffalo Fund Co., Ltd.	100,000	—	100,000	—	—	—	—	—
Tech Opportunities LLC(33)	400,000	—	400,000	—	—	—	—	—
The Cui Family Revocable Living Trust	200,000	—	200,000	—	—	—	—	—
The Joseph S. Lacob Revocable Trust created UTA dated July 19, 2007, as amended	100,000	—	100,000	—	—	—	—	—
Thomas V. Ward III	25,000	—	25,000	—	—	—	—	—
Thoth Investment Holdings Limited	300,000	—	300,000	—	—	—	—	—
Entities affiliated with TPG Public Equity Partners(34)	1,500,000	—	1,500,000	—	—	—	—	—
Tyche Partners II, L.P.	100,000	—	100,000	—	—	—	—	—
Tyler Engh	25,000	—	25,000	—	—	—	—	—
VMS Investment Group Limited	200,000	—	200,000	—	—	—	—	—
Wong Fung	750,000	—	750,000	—	—	—	—	—
Yi-Hua Chung	200,000	—	200,000	—	—	—	—	—
Zhao Kai	350,000	—	350,000	—	—	—	—	—

*	less than 1%
(1)	ADB Holdings I LLC is an entity controlled by Arthur D. Baer.
(2)	Arena Capital Advisors manages such entity as the General Partner for Arena Capital Fund, LP. The address of such entity is 12121 Wilshire Blvd Suite 1010, Los Angeles, CA 90025.
(3)	Aristeia Capital, L.L.C. and Aristeia Advisors, L.L.C. (collectively, “Aristeia”) may be deemed the beneficial owners of the securities described herein in their capacity as the investment manager, trading manager, and/or general partner, as the case may be, of Aristeia Master, L.P., ASIG International Limited, DS Liquid Div RVA ARST, LLC, and Windermere Ireland Fund PLC (each a “Fund” and collectively, the “Funds”), which are the holders of such securities, as shown below. As investment manager, trading advisor and/or general partner of each Fund, Aristeia has voting and investment control with respect to the securities held by each Fund. Anthony M. Frascella and William R. Techar are the co-Chief Investment Officers of Aristeia. Each of Aristeia and such individuals disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Funds.
(4)	These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement.
(5)	Consists of (a) 1,405,484 shares of Common Stock and (b) options to purchase 3,077,023 shares of Common Stock that are exercisable within 60 days of August 16, 2021. Blaire LaCorte is our Chief Executive Officer and a member of our Board.
(6)	Blackstone Alternative Solutions L.L.C. is the investment manager of Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV (the “Aqua Fund”). Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Holdings II L.P. is the sole member of Blackstone Strategic Opportunity Associates L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each (other than Aqua Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The principal business address of each of the entities listed in this footnote is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.
(7)	Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the Selling Securityholder as a General Partner or Investment Manager and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the Selling Securityholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the securities held by the Selling Securityholder.

14

(8)	Castle Hook Partners LP, the investment manager of Castle Hook Master Fund Ltd., has voting and investment power over the securities held by Castle Hook Master Fund Ltd. David Rogers is the Chief Investment Officer, Founding Partner and Managing Member of Castle Hook Partners LP. Castle Hook Master Fund Ltd. and David Rogers each disclaims beneficial ownership of these securities. The address of Castle Hook Master Fund Ltd. is 250 West 55th Street, 32nd Floor, New York, New York 10019.
(9)	Consists of (i) 3,426,000 Founder Shares, (ii) 500,000 shares of Common Stock acquired in the Private Placement, (iii) 500,000 PIPE shares, and (iv) 166,666 Warrants (and 166,666 shares of Common Stock issuable upon exercise of such Warrants). Cantor Fitzgerald, L.P. (“Cantor”) is the sole member of CF Finance Holdings III. CF Group Management, Inc. (“CFGM”) is the managing general partner of Cantor. Howard W. Lutnick is the Chairman and Chief Executive Officer of CFGM and also the trustee of CFGM’s sole stockholder. As such, each of Cantor, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by CF Finance Holdings III. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address for the entities and individual discussed in this footnote is 110 East 59th Street, New York NY 10022.
(10)	As of August 16, 2021, includes (1) 500,000 PIPE Shares and (ii) 75,814 additional shares of Class A Common Stock. Citadel Advisors LLC (“Citadel Advisors”) is the portfolio manager of Citadel Multi-Strategy Equities Master Fund Ltd. (“Citadel”). Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote and/or shared power to dispose of the securities held by Citadel. The foregoing shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities is the beneficial owner of any of our securities other than the securities actually owned by such person (if any). The business address of Citadel is c/o Citadel Advisors LLC 601 Lexington Ave., New York, New York 10022.
(11)	Voting and investment power over the shares held by Context Partners Master Fund, L.P. resides with Context Capital Management, LLC. The address of Context Partners Master Fund, L.P. is 7724 Girard Avenue, Third Floor, La Jolla, CA 92037.
(12)	Cooper Road, LLC is an entity controlled by Jay Bloom.
(13)	Cooper Road Acquisition LLC is an entity controlled by Jordan Bloom.
(14)	Greg Van Guilder, the Chief Investment Officer of ECMC Group, Inc. and James V. McKeon, Julia Gouw, Derek Langhauser, James Runcie, K. Paul Singh, Jennifer Anderson, Diana Ingram, Jack O’Connell, Maurice M. Salter and Jeremy Wheaton, members of the board of directors of ECMC Group, Inc., may be deemed to beneficially own the shares of common stock held by ECMC Group, Inc. Each of these individuals disclaims beneficial ownership of such shares. The address of ECMC Group, Inc. is 111 Washington Avenue South, Suite 1400 Minneapolis, MN 55401.
(15)	General Motors Ventures LLC (“GM Ventures”) currently holds more than 5% of our Capital Stock. GM Ventures is a wholly owned subsidiary of General Motors Holdings LLC (“GM Holdings”). GM Holdings is a wholly owned subsidiary of General Motors Company (“GM”). The principal office of each of GM Ventures, GM Holdings, and GM is 300 Renaissance Center, Detroit, MI, 48265.
(16)	Grandwin Enterprises Limited (“GW”) is wholly owned by Pak To Leung. As such, Pak To Leung may be deemed to share voting and investment power with respect to the shares held by GW. The registered address for GW is Morgan & Morgan Building, Pasea Estate, Road Town, Tortola, British Virgin Islands.
(17)	Millennium Management LLC (“Millennium Management”) is the general partner of the managing member of Integrated Core Strategies (US) LLC (“Integrated Core Strategies”). Millennium Group Management LLC (“Millennium Group Management”) is the managing member of Millennium Management. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Accordingly, Millennium Management, Millennium Group Management and Mr. Englander may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. An entity under common control with Integrated Core Strategies, Millennium Management, and Millennium Group Management beneficially owned 83,333 additional shares of common stock issuable upon exercise of Warrants. The foregoing should not be construed as an admission by Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the referenced securities. The address of Integrated Core Strategies is c/o Millennium Management, 99 Park Avenue, New York, New York 10022.
(18)	Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of the foregoing individuals and entities is c/o Kepos Capital LP, 11 Times Square, 35th Flr, New York, NY 10036.
(19)

Consists of (a) 13,405,167 shares of our common stock held by Kleiner Perkins Caufield & Byers XVI, LLC(“KPCB XVI”), 458,898 shares held by KPCB XVI Founders Fund, LLC (“XVI Founders”), 2,362,303 shares held by Kleiner Perkins Caufield & Byers XIX, LLC (“KPCB XIX”), 22,179 shares held by Kleiner Perkins XIX Friends, LLC (“XIX Friends”) and 52,150 shares held by KPCB XIX Founders Fund, LLC (“XIX Founders”). All shares are held for convenience in the name of “KPCB Holdings, Inc., as nominee” for the accounts of such individuals and entities. The managing member of KPCB XVI and XVI Founders is KPCB XVI Associates, LLC (“KPCB XVI Associates”).

15

L. John Doerr, Beth Seidenberg, Randy Komisar, Theodore E. Schlein and Wen Hsieh, the managing members of KPCB XVI Associates, exercise shared voting and dispositive control over the shares held by KPCB XVI and XVI Founders. Such managing members disclaim beneficial ownership of all shares held by KPCB XVI and XVI Founders except to the extent of their pecuniary interest therein. The managing member of KPCB XIX, XIX Friends and XIX Founders is KPCB XIX Associates, LLC (“KPCB XIX Associates”). Ilya Fushman, Mamoon Hamid and Wen Hsieh, the managing members of KPCB XIX Associates, exercise shared voting and dispositive control over the shares held by KPCB XIX, XIX Friends and XIX Founders. Such managing members disclaim beneficial ownership of all shares held by KPCB XIX, XIX Friends and XIX Founders except to the extent of their pecuniary interest therein. The principal business address for all entities and individuals affiliated with Kleiner Perkins Caufield & Byers is c/o Kleiner Perkins Caufield & Byers, LLC, 2750 Sand Hill Road, Menlo Park, CA 94025. KPCB Holdings, Inc., as nominee is affiliated with current members of our Board and currently holds more than 5% of our Capital Stock.
(20)	Reflects shares held for the account of Linden Capital L.P. (“Linden Capital”). Linden GP LLC is the general partner of Linden Capital and, in such capacity, may be deemed to beneficially own the shares held by Linden Capital. Linden Advisors LP is the investment manager of Linden Capital. Siu Min Wong is the principal owner and controlling person of Linden Advisors LP and Linden GP LLC. In such capacities, Linden Advisors LP and Mr. Wong may each be deemed to beneficially own the shares held by Linden Capital. The principal business address for Linden Capital is Victoria Place, 31 Victoria Street, Hamilton HM10, Bermuda. The principal business address for each of Linden Advisors, LP Linden GP LLC and Mr. Wong is 590 Madison Avenue, 15th Floor, New York, New York 10022.
(21)	Consists of (a) 18,316,664 shares of Common Stock and (b) options to purchase 7,441 shares of Common Stock that are exercisable within 60 days of August 16, 2021. Luis Dussan is our Chief Technology Officer and Chief Product Strategist and a member of our Board.
(22)	Luxor Capital Group, LP is the investment manager of Lugard Road Capital Master Fund, LP. Jonathan Green, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by Lugard Road Capital Master Fund, LP. Mr. Green disclaims beneficial ownership of any such securities. The mailing address of Lugard Road Capital Master Fund, LP is 1114 Avenue of the Americas, 28th Fl New York, NY 10036.
(23)	Luxor Capital Group, LP is the investment manager of Luxor Capital Partners Offshore Master Fund, LP. Christian Leone, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by Luxor Capital Partners Offshore Master Fund, LP. Mr. Leone disclaims beneficial ownership of any such securities. The mailing address of Luxor Capital Partners Offshore Master Fund, LP is 1114 Avenue of the Americas, 28th Fl New York, NY 10036.
(24)	Luxor Capital Group, LP is the investment manager of Luxor Capital Partners, LP. Christian Leone, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by Luxor Capital Partners, LP. Mr. Leone disclaims beneficial ownership of any such securities. The mailing address of Luxor Capital Partners, LP is 1114 Avenue of the Americas, 28th Fl New York, NY 10036.
(25)	Luxor Capital Group, LP is the investment manager of Luxor Wavefront, LP. Christian Leone, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by Luxor Wavefront, LP. Mr. Leone disclaims beneficial ownership of any such securities. The mailing address of Luxor Wavefront, LP is 1114 Avenue of the Americas, 28th Fl New York, NY 10036.
(26)	Securities held by MMCAP International Inc. SPC. Matthew MacIsaac is the Secretary of MM Asset Management Inc., which is the investment advisor to MMCAP International Inc. SPC, and may be deemed to having voting and dispositive control over the securities held by the Selling Securityholder.
(27)	Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.
(28)	Norwich Assets Limited is wholly owned by Mr. Chung Cho Yee, Mico. As such, he may be deemed to share voting and investment power with respect to the shares held. The business address of the reporting person is 31/F, Bank of America Tower, Central, Hong Kong.
(29)	A majority of Patriot Capital Limited (“Patriot”) is beneficially owned by Mr. Silas Kei Fong Chou. As such, Mr. Silas Kei Fong Chou may be deemed to share voting and investment power with respect to the shares held by Patriot. The business address of the reporting person is12/F, Novel Industrial Building, 850-870 Lai Chi Kok Road, Cheung Sha Wan, Kowloon, Hong Kong.
(30)	Consists of options to purchase 821,884 shares of Common Stock exercisable within 60 days of August 16, 2021. Robert Brown is our Chief Financial Officer and Treasurer (Principal Financial Officer).
(31)	Dispositive and voting power over the shares held by Spring Creek Capital, LLC is held by its president, Eric Butcher. The business address for Spring Creek Capital, LLC is 4111 E 37th Street N, Wichita, Kansas 67220.

16

(32)	Stonehaven Ventures Limited (“SV”) is wholly and beneficially owned by Mr. Silas Kei Fong CHOU. As such, Mr. Silas Kei Fong CHOU may be deemed to share voting and investment power with respect to the shares held by SV. The business address of the reporting person is 12/F, Novel Industrial Building, 850-870 Lai Chi Kok Road, Cheung Sha Wan, Kowloon, Hong Kong.
(33)	Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities. The business address of the entities and persons named herein is c/o Hudson Bay Capital Management LP 28 Havemeyer Place, 2nd Floor Greenwich CT 06830.
(34)	Includes 842,355 shares of common stock held directly by TPG Public Equity Partners Master Fund, L.P., 583,175 shares of common stock held directly by TPG Public Equity Partners Long Opportunities Master Fund, L.P., and 74,470 shares of common stock held directly by TPG Public Equity Partners, LP (together with TPG Public Equity Partners Master Fund, L.P. and TPG Public Equity Partners Long Opportunities Master Fund, L.P. the “TPEP Funds”). The general partner of each of the TPEP Funds is TPG PEP GenPar Governance, L.P., whose general partner is TPG PEP GenPar Advisors, L.P., whose general partner is TPG Holdings III, L.P., whose general partner is TPG Holdings III-A, L.P., whose general partner is TPG Holdings III-A, Inc., whose sole shareholder is TPG Group Holdings (SBS), L.P., whose general partner is TPG Group Holdings (SBS) Advisors, LLC, whose sole member is TPG Group Holdings (SBS) Advisors, Inc. David Bonderman and James G. Coulter are sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and may therefore be deemed to beneficially own the shares of common stock held by the TPG Funds. Messrs. Bonderman and Coulter disclaim beneficial ownership of the shares of common stock held by the TPG Funds except to the extent of their pecuniary interest therein, if any.

17

DESCRIPTION OF OUR SECURITIES

The following description of our securities is a summary and does not purport to be complete. The description is subject to and qualified in its entirety by reference to (i) our Amended Charter, (ii) our Amended Bylaws, (iii) the Warrant Agreement, dated as of November 12, 2020, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), (iv) the Registration Rights Agreement, dated as of December 8, 2021, between the Company and Tumim Stone Capital LLC (the “Registration Rights Agreement”), (v) the Form of Indemnification Agreement, each of which is incorporated by reference as exhibits to this prospectus, and (vi) the Registration Rights Agreement, dated as of September 15, 2022, between the Company and 3i, LP (the “Note Registration Rights Agreement”), each of which is incorporated by reference as an exhibit or incorporated by reference by filings incorporated into this Prospectus.

General

Our purpose is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”). Our authorized capital stock consists of 300,000,000 shares of Common Stock and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, no shares of preferred stock are issued or outstanding. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Description of Common Stock

Voting Rights. Each holder of Common Stock is entitled to one (1) vote in person or by proxy for each share of the Common Stock held of record by such holder. The holders of shares of the Common Stock do not have cumulative voting rights.

Dividend Rights. Subject to any other provisions of the Amended Charter, each holder of Common Stock is entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by our Board from time to time out of assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the shares of Common Stock are entitled to receive all the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Other Matters. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, including any series of preferred stock which we may designate in the future. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Listing. The Common Stock is listed for trading on Nasdaq under the symbol “LIDR”.

Transfer Agent. Continental Stock Transfer & Trust Company acts as the transfer agent of the Common Stock.

Description of Preferred Stock

Under the terms of the Amended Charter, our Board has the authority, without stockholder approval, to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more class or series and to fix for each such class or series the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the Common Stock, restricting dividends on our capital stock, diluting the voting power of the Common Stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of the Company. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Description of Warrants

Form. The Warrants were issued under the Warrant Agreement. The material terms and provisions of the Warrants are summarized below, but the following description is subject to, and qualified in its entirety by, the Warrant Agreement and the form of Warrant.

Exercisability. The Warrants are currently exercisable and may be exercised at any time up to five (5) years from August 16, 2021 or earlier upon redemption or liquidation, as applicable, at the option of each holder by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

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Cashless Exercise. If the Common Stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), the Company may, at its option, require holders of the Warrants who exercise such Warrants to exercise on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act as described in the Warrant Agreement, and in the event the Company so elects, the Company is not be required to file or maintain in effect a registration statement for the registration under the Securities Act of the Common Stock issuable upon exercise of the Warrants.

Notwithstanding the foregoing, the Private Placement Warrants may be exercised pursuant to a “cashless exercise” so long as such Private Placement Warrant is held by Sponsor or its permitted transferees (as defined in the Warrant Agreement).

Exercise Price. Each Warrant represents the right to purchase one share Common Stock at an original exercise price of $11.50 per share, subject to adjustments as described in the Warrant Agreement, including a stock split or similar events and payments of certain dividends to the Common Stock.

Redemption. Other than the Private Placement Warrants, the Company may, at its option, redeem all of the outstanding Warrants at any time while they are exercisable and prior to their expiration upon notice to the holders thereof, at the price of $0.01 per Warrant, provided that (i) the last sales price of the Common Stock reported has been at least $18.00 per share (subject to adjustments as described in the Warrant Agreement), on each of twenty (20) trading days within the thirty (30) trading day period ending on the third trading day prior to the date on which the notice of redemption is given and (ii) there is an effective registration statement covering the shares of Common Stock issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the redemption period, or the Company has elected to require the exercise of the Warrants on a “cashless basis”. The Warrants may be exercised at any time after notice of redemption shall have been given by the Company and prior to the redemption date.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

Listing. The Warrants are listed for trading on the Nasdaq under the symbol “LIDRW”.

Warrant Agent. Continental Stock Transfer & Trust Company acts as the warrant agent and transfer agent for the Warrants.

Registration Rights

The Company is a party to the Registration Rights Agreement entered in connection with a transaction pursuant to which Tumim Stone Capital LLC has committed to purchase the Company’s Common Stock. The Registration Rights Agreement requires the Company to prepare and file a registration statement to cover the resale under the Securities Act of registrable securities held by Tumim Stone Capital LLC.

The Company is also a party to the Note Registration Rights Agreement entered in connection with a transaction pursuant to which the Company has issued to 3i, LP a senior unsecured convertible promissory note and a warrant to purchase the Company’s Common Stock. The Note Registration Rights Agreement requires the Company to prepare and file a registration statement to cover the resale of the Company's Common Stock issuable upon conversion of the note and/or exercise of the warrant.

Provisions of Our Amended Charter and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL is applicable to takeovers of certain Delaware corporations, including us. Subject to exceptions enumerated therein, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; or
•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

The term “business combination” is defined to include, among other transactions between an interested stockholder and a corporation or any direct or indirect majority owned subsidiary thereof: a merger or consolidation; a sale, lease, exchange, mortgage, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would result in the issuance or transfer by the corporation of any of its stock to the interested stockholder; certain transactions that would increase the interested stockholder’s proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary.

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Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the Amended Charter or the Bylaws, effective 12 months after adoption. Our Amended Charter and Bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board of directors because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our Common Stock and deprive stockholders of opportunities to realize a premium on shares of Common Stock held by them.

Amended Charter and Bylaw Provisions

In addition to the board of directors’ ability to issue shares of preferred stock, our Amended Charter and Amended Bylaws contain the following provisions that may have the effect of discouraging unsolicited acquisition proposals:

•	our Amended Charter and Amended Bylaws classify the board of directors into three classes with staggered three-year terms (except for certain initial year terms);
•	under our Amended Charter and Amended Bylaws, our Board may enlarge the size of the board and fill the vacancies;
•	our Amended Charter and Amended Bylaws provide that a stockholder may not nominate candidates for the board of directors at any annual or special meeting unless that stockholder notifies us of its intention a specified period in advance and provides us with certain required information;
•	our Amended Charter and Amended Bylaws provide that stockholders may remove our directors only for cause;
•	our Amended Charter and Amended Bylaws provide that stockholders who wish to bring business before the stockholders at our annual meeting must provide advance notice;
•	our Amended Charter and Amended Bylaws provide that, except for limited exceptions, any action required or permitted to be taken by the stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders; and
•	our Amended Charter and Amended Bylaws provide that special meetings of stockholders may only be called by the chairman of our Board, our Chief Executive Officer or our Board pursuant to a resolution adopted by a majority of our Board.

Our Amended Charter and Amended Bylaws also provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to us or our stockholders;
•	any action asserting a claim arising pursuant to any provision of the DGCL or our Charters; or
•	any action asserting a claim governed by the internal affairs doctrine.

Our Amended Charter and Amended Bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the company is deemed to have notice of and consented to the foregoing provision.

Quorum. Unless otherwise required by the DGCL or other applicable law, the holders of a majority of the voting power of our capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by law or provided by the certificate of incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, such stockholders will have power to adjourn the meeting from time to time until a quorum shall attend.

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Authorized but Unissued Capital Stock. The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NASDAQ, which would apply if and so long as the Common Stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of the Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of the Common Stock at prices higher than prevailing market prices.

Annual Stockholder Meetings. Our Amended Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our Board. To the extent permitted under applicable law, our Board may conduct meetings by remote communications. Our Amended Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding our annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained in the annual proxy statement. Our Amended Charter specifies certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. Our Amended Bylaws also specify certain requirements as to the form and content of a stockholder’s notice for an annual meeting. Specifically, a stockholder’s notice must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend the bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (v) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (vi) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. The foregoing provisions may limit our stockholders’ ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Special Meetings. The Amended Charter provides that special meetings of our stockholders may be called only by the chairman of our Board, our Chief Executive Officer or our Board pursuant to a resolution adopted by a majority of our Board. Our stockholders will not be eligible and will have no right to call a special meeting.

Our Amended Bylaws also provide that unless otherwise restricted by the Amended Charter or the Amended Bylaws, any action required or permitted to be taken at any meeting of our Board or of any committee thereof may be taken without a meeting, if all members of our Board or committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of our Board or committee thereof.

Amendment. The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Amended Bylaws may be amended, altered or repealed (A) by the affirmative vote of a majority of our entire Board; or (B) by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote at an election of directors.

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Limitations on Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. We have entered, and expect to continue to enter, into agreements to indemnify our directors, executive officers and other employees as determined by our Board. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of the Company or any of its subsidiaries or was serving at the Company’s request in an official capacity for another entity. We must indemnify our officers and directors against all expenses, judgments, fines, penalties and amounts paid in settlement (if pre-approved), including all costs, expenses and obligations incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other, arising out of the officers’ or directors’ role as an officer or director of the Company, or establishing or enforcing a right to indemnification under the indemnification agreement.

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PLAN OF DISTRIBUTION

We are registering (i) the resale of 64,232,845 shares of Common Stock by certain of the selling security holders named in this prospectus (each a “Selling Securityholder” and collectively, the “Selling Securityholders”), (ii) the issuance by us and resale of 3,885,268 shares of Common Stock reserved for issuance upon the exercise of options to purchase Common Stock, and 21,080 shares of Common Stock reserved for issuance upon the settlement of outstanding RSUs and (iii) the issuance by us of up to 7,833,332 shares of Common Stock upon the exercise of outstanding Warrants. The Selling Securityholders will pay the incremental selling expenses relating to the sale of their shares of Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, if applicable (it being understood that the Selling Securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering), brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their shares of Common Stock or Warrants. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock and Warrants covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

The shares of Common Stock and Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock and Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of the Nasdaq;
•	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•	to or through underwriters or broker-dealers;
•	settlement of short sales entered into after the date of this prospectus;
•	agreements with broker-dealers to sell a specified number of securities at a stipulated price per share and/or warrant;
•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an ex-change or other similar offerings through sales agents;
•	in privately negotiated transactions, whether through an options exchange or otherwise;
•	in options transactions;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

A Selling Securityholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

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To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date by surrendering, at the office of the Warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

A holder of options to acquire Common Stock may exercise such options in accordance with the applicable option award on or before the expiration date of such option.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders party thereto have agreed to indemnify any underwriter against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

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We have agreed to pay all expenses in connection with this offering, other than underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses. The Selling Securityholders will pay any underwriting commissions and discounts, if applicable (it being understood that the Selling Securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering), brokerage fees, underwriter marketing costs, and certain legal expenses relating to the offering.

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LEGAL MATTERS

The validity of the shares of Common Stock and Warrants offered hereby will be passed upon for us by Shearman & Sterling LLP, Menlo Park, California.

EXPERTS

The financial statements of AEye, Inc. as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith.

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is https://www.aeye.ai/. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC, but do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in the prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INFORMATION INCORPORATED BY REFERENCE

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 28, 2022;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, filed with the SEC on May 13, 2022 and August 15, 2022, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 18, 2022, March 18, 2022, May 11, 2022, May 13, 2022, August 24, 2022 and September 16, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

AEye, Inc.

Attn: General Counsel

One Park Place, Suite 200

Dublin, CA 94568

(925) 400-4366

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

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